UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) July 7, 2016

SBA Communications Corporation

(Exact Name of Registrant as Specified in its Charter)

Florida	000-30110	65-0716501
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8051 Congress Avenue Boca Raton, FL		33487
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (561) 995-7670

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Issuance of 2016-1C Tower Securities

On July 7, 2016, pursuant to the terms of a Purchase Agreement (the “Purchase Agreement”) by and among SBA Senior Finance, LLC, an indirect subsidiary of SBA Communications Corporation (the “Company”), Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), and Barclays Capital Inc., Citigroup Global Markets Inc. and Wells Fargo Securities, LLC, as representatives of the several initial purchasers named on Schedule I thereto (the “Initial Purchasers”), SBA Tower Trust (the “Trust”), a New York common law trust established by an indirect subsidiary of the Company, issued, and the Initial Purchasers purchased, $700 million principal amount of Secured Tower Revenue Securities, Series 2016-1C (the “2016-1C Tower Securities”).

The 2016-1C Tower Securities have an anticipated repayment date in July 2021, a final maturity date in July 2046 and an interest coupon rate of 2.877% per annum, payable monthly. The 2016-1C Tower Securities are guaranteed by SBA Guarantor LLC, SBA Holdings LLC, SBA GC Holdings, LLC, SBA GC Parent I, LLC and SBA GC Parent II, LLC, each an indirect subsidiary of the Company.

The net proceeds from this offering were approximately $691.4 million, after deducting initial purchasers’ discounts and expenses. Net proceeds from this offering were used to make a cash distribution to SBA Guarantor LLC which further distributed or contributed such amount to one or more other SBA entities (1) to prepay $552.3 million aggregate principal amount, including accrued and unpaid interest, of the Secured Tower Revenue Securities Series 2010-2C (the “2010-2C Tower Securities”) and (2) to be used for general corporate purposes.

Second Loan Supplement to the Loan and Security Agreement

In connection with the issuance of the 2016-1C Tower Securities, the parties entered into a Second Loan and Security Agreement Supplement, dated July 7, 2016 (the “Second Loan Supplement”), which supplemented the Second Amended and Restated Loan and Security Agreement, dated October 15, 2014 (the “Loan and Security Agreement”). The Second Loan Supplement was entered into by SBA Properties, LLC (successor to SBA Properties, Inc.), SBA Sites, LLC, SBA Structures, LLC, SBA Infrastructure, LLC, SBA Monarch Towers III, LLC, SBA 2012 TC Assets PR, LLC, SBA 2012 TC Assets, LLC, SBA Towers IV, LLC, SBA Monarch Towers I, LLC, SBA Towers USVI, Inc., SBA GC Towers, LLC, SBA Towers VII, LLC, SBA Towers V, LLC, and SBA Towers VI, LLC (the “Borrowers”) and Midland Loan Services, a Division of PNC Bank, National Association, as servicer on behalf of the Trustee. Pursuant to the Second Loan Supplement, the Borrowers, jointly and severally, borrowed an additional $700 million under the mortgage loan with the same terms and conditions as the 2016-1C Tower Securities.

Pursuant to the Second Loan Supplement, among other things, (i) the outstanding principal amount of the mortgage loan was increased by $700 million and (ii) the Borrowers became jointly and severally liable for the aggregate $4.68 billion borrowed under the mortgage loan (the “Mortgage Loan”) corresponding to the 2012-1 Tower Securities, 2013 Tower Securities, 2014-1 Tower Securities, 2014-2 Tower Securities, 2015-1C Tower Securities and the newly issued 2016-1C Tower Securities (together the “Tower Securities”).

The Mortgage Loan is the sole asset of the Trust. The aggregate principal amount of the loan components outstanding under the Mortgage Loan is $4.68 billion, comprised of (1) the $610 million loan component with the same terms and conditions as the 2012-1 Tower Securities, (2) the $425 million loan component with the same terms and conditions as the 2013-1C Tower Securities, (3) the $330 million loan component with the same terms and conditions as the 2013-1D Tower Securities, (4) the $575 million loan component with the same terms and conditions as the 2013-2C Tower Securities, (5) the $920 million loan component with the same terms and conditions as the 2014-1 Tower Securities, (6) the $620 million loan component with the same terms and conditions as the 2014-2 Tower Securities, (7) the $500 million loan component with the same terms and conditions as the 2015-1C Tower Securities and (8) the $700 million loan component with the same terms and conditions as the 2016-1C Tower Securities.

The Mortgage Loan underlying the Tower Securities is to be repaid from the operating cash flows from the aggregate 10,544 tower sites owned by the Borrowers. The Mortgage Loan is secured by (1) mortgages, deeds of trust and deeds to secure debt on a substantial portion of the tower sites, (2) a security interest in the towers and substantially all of the Borrowers’ personal property and fixtures, (3) the Borrowers’ rights under tenant leases, and (4) all of the proceeds of the foregoing. As described below, SBA Network Management, Inc., an indirect subsidiary of the Company (the “Manager”), is entitled to receive a management fee for its services as manager.

The Borrowers may prepay the $700 million loan corresponding to the 2016-1C Tower Securities with no prepayment consideration (1) within twelve months of the anticipated repayment date, (2) with proceeds received as a result of any condemnation or casualty of any tower owned by the Borrowers or (3) during an amortization period. In all other circumstances, the Borrowers may prepay the $700 million loan, in whole or in part, upon payment of the applicable prepayment consideration. The prepayment consideration consists of an amount equal to the excess, if any, of (i) the present value associated with the portion of the principal balance of the $700 million loan being prepaid, calculated in accordance with the formula set forth in the Loan and Security Agreement, on the date of prepayment of all future installments of principal and interest required to be paid from the date of prepayment to and including the first due date within twelve months of the anticipated repayment date of the 2016-1C Tower Securities over (ii) that portion of the principal balance prepaid on the date of such prepayment.

To the extent that the loan corresponding to the 2016-1C Tower Securities is not fully repaid by the anticipated repayment date, the interest rate will increase by the greater of (i) 5% and (ii) the amount, if any, by which the sum of (x) the ten-year U.S. treasury rate plus (y) the credit-based spread for such component (as set forth in the Loan and Security Agreement) plus (z) 5%, exceeds such interest rate. Except as set forth herein, all other material terms and conditions of the Mortgage Loan remain unchanged.

In connection with the issuance of the 2016-1C Tower Securities, the Borrowers also executed amendments to certain ancillary documents governing the securitization, including but not limited to the Management Agreement, dated November 18, 2005 (as amended from time to time, the “Management Agreement”). Pursuant to the Management Agreement, as amended, the

Manager is entitled to receive a management fee equal to 4.5% of the Borrowers’ operating revenues for the immediately preceding calendar month, and if an unaffiliated replacement manager serves in such capacity, then such fee would be (i) 5.0% or (ii) an amount not to exceed 7.5% if the annualized rents payable on towers owned by the Borrowers is less than a certain amount.

Relationships

The Company and certain of its affiliates have previously entered into commercial financial arrangements with each of the Initial Purchasers, and/or their respective affiliates, and each of these entities and/or its affiliates has in the past provided financial, advisory, investment banking and other services to the Company and its affiliates, including (1) serving as a lender and/or in other related capacities in connection with the Senior Credit Agreement and the various term loans and revolving credit facility under the Senior Credit Agreement and/or (2) as a book runner and/or an initial purchaser for our Secured Tower Revenue Securities, Series 2015-1C, Series 2014-1, Series 2014-2, Series 2013-1, Series 2013-2, Series 2012-1 and the 2010-2C Tower Securities. Certain of the Initial Purchasers or their affiliates may hold from time to time a portion of the Company’s 2010-2C Tower Securities and, accordingly, may receive a portion of the net proceeds of this offering. In addition, each of Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, and TD Securities (USA) LLC served as a book runner and/or an initial purchaser for our 4.875% Senior Notes due 2022, 5.75% Senior Notes due 2020 and 5.625% Senior Notes due 2019.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.12B	Second Loan and Security Agreement Supplement, dated as of July 7, 2016, by and among the Borrowers named therein and Midland Loan Services, a division of PNC Bank, National Association, as Servicer on behalf of Deutsche Bank Trust Company Americas, as Trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SBA COMMUNICATIONS CORPORATION

By:	/s/ Brendan T. Cavanagh
Brendan T. Cavanagh
Executive Vice President and Chief Financial Officer

Date: July 8, 2016